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                                                                 Exhibit 10.06.2


                               FIRST AMENDMENT TO
                           STOCK ACQUISITION AGREEMENT

This First Amendment to the Stock Acquisition Agreement (this "Amendment") is made as of the 9th day of December, 1998, by and among CSK Auto Corporation, a Delaware corporation formerly known as CSK Group, Ltd. ("CSK"), Investcorp CSK Holdings L.P., a Cayman Islands corporation ("CSK Holdings"), and Maynard Jenkins ("Jenkins"), and amends the Stock Acquisition Agreement by and among CSK, CSK Holdings and Jenkins, dated as of January 27, 1997 (executed on December 24, 1997) (the "Stock Agreement").

RECITALS

A. Pursuant to the Stock Agreement, CSK sold to Jenkins 4,857 shares of Class C Stock of CSK which have since been converted into 83,078 shares of Common Stock of CSK (the "Shares").

B. On December 21, 1997, CSK loaned $441,500 to Jenkins pursuant to the promissory note (the "Promissory Note"). In order to secure the Promissory Note, Jenkins pledged the Shares to CSK pursuant to a Stock Pledge Agreement (the "Pledge Agreement"), dated as of December 21, 1997 by and between Maynard L. Jenkins and CSK.

C. The parties desire to amend the Stock Agreement so that Jenkins can sell the Shares in the currently contemplated underwritten public offering of CSK's Common Stock, as more fully set forth below. CSK and CSK Holdings' consent to sell the Shares will be conditioned upon repayment of the Promissory Note in full with the proceeds of the sale.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agree as follows:

         1. Notwithstanding any provision of the Stock Agreement to the contrary, at the Closing of the sale of Common Stock of CSK contemplated in CSK's Registration Statement on Form S-1 (Registration Number 333-67231), Jenkins shall be permitted to sell to the underwriters named therein the Shares, free and clear of all restrictions and repurchase rights contained in the Stock Agreement, including, without limitation, any transfer or vesting requirements contained in the Stock Agreement. The Stock Agreement shall continue in effect until the Shares have been sold pursuant to such offering.

         2. Concurrently with the Sale, Jenkins shall pay to CSK all amounts owing under the Promissory Note. Upon payment in full, CSK shall deliver the Promissory Note to Jenkins, marked cancelled, and the Pledge Agreement, by its terms, shall be of no further force or effect.

                   [INTENTIONALLY BLANK -- SIGNATURES FOLLOW]
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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

CSK AUTO CORPORATION                       INVESTCORP CSK HOLDINGS L.P.
By:      /s/ James G. Bazlen               By:      /s/ Sydney J. Coleman
       -----------------------------              -----------------------------
Name:  James G. Bazlen                     Name:  Sydney J. Coleman
Title: President and Chief Operating       Title: The Director Limited, for Gila
       Officer                                    Limited, General Partner

MAYNARD JENKINS

   /s/ Maynard Jenkins
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